Exhibit 10.4

Sixth amendment to lease

THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of the 13th day of February, 2026 (the “Effective Date”), by and between GRE RIVERWORKS, LLC, a Delaware limited liability company (“Landlord”) (as successor-in-interest to Farley White Aetna Mills, LLC, a Massachusetts limited liability company (“Original Landlord”)), and EYEPOINT, INC., a Delaware corporation (f/k/a Eyepoint Pharmaceuticals, Inc., “Tenant”) (as successor-in-interest to pSivida Corp., a Delaware corporation (“Original Tenant”)).

A.
Original Landlord and Original Tenant entered into that certain Lease dated November 1, 2013 (the “Original Lease”), as amended by that certain First Amendment to Lease dated February 6, 2014, that certain Second Amendment to Lease dated May 14, 2018 (the “Second Amendment”), that certain Confirmation of Suite A-210 Effective Date dated November 29, 2018, that certain Third Amendment to Lease dated April 5, 2021 (the “Third Amendment”), and that certain Fourth Amendment to Lease dated as of March 8, 2022 (the “Fourth Amendment”), and that certain Fifth Amendment to Lease dated as of March 31, 2025 (collectively, the “Lease”), pursuant to which Tenant currently leases certain premises known as Suite B210 on the second floor containing approximately 8,383 rentable square feet (which incorporates and includes Suite A210), Suite B300 on the third floor containing approximately 13,650 rentable square feet, and Suite C400 on the fourth floor containing approximately 11,999 rentable square feet (collectively, the “Existing Premises”), in the building commonly known as the Riverworks Innovation Center located at 480 Pleasant Street, Watertown, Massachusetts (the "Building").
B.
Landlord has succeeded to all right, title and interest of Original Landlord under the Lease and Tenant has succeeded to all right, title and interest of Original Tenant under the Lease.
C.
The Term of the Lease with respect to the Existing Premises is scheduled to expire May 31, 2028.
D.
Landlord and Tenant desire to further expand the Existing Premises, and otherwise modify the Lease as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Recitals. The recitals set forth above are hereby incorporated into and made a material part of this Amendment. Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Lease.
2.
Expansion. Effective as of the Sixth Amendment Expansion Premises Commencement Date (as hereinafter defined), the Existing Premises are hereby expanded to include Suite B100 containing 10,675 rentable square feet located on the first (1st) floor of the Building (“Sixth Amendment Expansion Premises”) as shown on Exhibit A attached hereto and made a part hereof, which Exhibit A shall be deemed part of and attached to the Original Lease. Landlord leases the Sixth Amendment Expansion Premises to Tenant and Tenant leases the Sixth Amendment Expansion Premises from Landlord. The “Sixth Amendment Expansion Premises Commencement Date” shall mean May 1, 2026. Approximately thirty (30) days prior to the Sixth Amendment Expansion Premises Commencement Date, Landlord shall allow Tenant to enter the Sixth Amendment Expansion Premises to move in and set up business equipment and otherwise prepare the Sixth Amendment Expansion Premises for occupancy. Any entry onto the Sixth Amendment Expansion Premises by Tenant or its agents or vendors prior to the Sixth Amendment Expansion Premises Commencement Date shall be subject to all of the terms and conditions of the Lease (including the insurance requirements set forth in this Lease), except that Tenant is not required to pay Base Rent for the

Exhibit 10.4

Sixth Amendment Expansion Premises until the Sixth Amendment Expansion Premises Commencement Date. Tenant shall bear the full risk of loss for any materials, equipment or other property which Tenant, its agents, or employees bring into the Building or the Sixth Amendment Expansion Premises prior to the Sixth Amendment Expansion Premises Commencement Date, which shall be at Tenant’s sole risk. As of the Sixth Amendment Expansion Premises Commencement Date, the “Premises” shall include both the Existing Premises and the Sixth Amendment Expansion Premises. The rentable square feet stated herein shall be conclusive on both parties.
3.
Term for Sixth Amendment Expansion Premises. The Term of the Lease for the Sixth Amendment Expansion Premises (the “Sixth Amendment Expansion Premises Term”) shall commence on the Sixth Amendment Expansion Premises Commencement Date and shall end on October 31, 2027. For clarity, the Term of the Lease with respect to the Existing Premises shall end on May 31, 2028. All of the terms and conditions of the Lease shall be applicable during the Sixth Amendment Expansion Premises Term, except as is otherwise provided in this Amendment.
4.
Base Rent for the Sixth Amendment Expansion Premises. In addition to Base Rent for the Existing Premises, Tenant shall pay Base Rent for the Sixth Amendment Expansion Premises in the following monthly installments at the following times and in the same manner and place as is required under the Lease, as amended hereby, commencing on the Sixth Amendment Expansion Premises Commencement Date:

Time Period:	Annual Base Rent Per Rentable Square Foot	Annualized Base Rent	Monthly Installments of Base Rent
May 1, 2026 – October 31, 2027	$42.00	$448,350.00	$37,362.50

5.
Additional Rent. Tenant shall continue to pay Tenant’s Percentage of Taxes and Operating Expenses for the Existing Premises in the manner and at the times required under the Lease for the balance of the Term of the Lease. Tenant is not required to pay Tenant’s Percentage of Taxes and Operating Expenses for the Sixth Amendment Expansion Premises.
6.
Tenant’s Electricity. With respect to the Sixth Amendment Expansion Premises, Tenant shall pay Tenant’s Percentage (with the rentable square footage of the Sixth Amendment Expansion Premises as the numerator and the RSF of the Building as the denominator) of Electrical Costs. As used herein, “Electrical Costs” means the cost of all electricity used by the Property, which shall include sales, use, excise or other taxes assessed by governmental authorities on electrical services supplied to the Property. Tenant’s Percentage with respect to the Sixth Amendment Expansion Premises is 5.2847%. Such amount shall be payable in monthly installments on the Sixth Amendment Expansion Premises Commencement Date and on the first day of each calendar month thereafter. Each installment shall be based on Landlord’s estimate of the amount due for each month. From time to time during any calendar year, Landlord may estimate or re-estimate the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations. Electrical Costs shall be subject to reconciliation in the same manner as Operating Expenses.
7.
Security Deposit. Tenant shall continue to maintain a Security Deposit in the form of a Letter of Credit in the amount of $150,000.00 pursuant to the Lease.

Exhibit 10.4

8.
Condition of Premises. Tenant hereby re-accepts the Existing Premises in its current “AS-IS” “WHERE IS” condition. Tenant hereby accepts the Sixth Amendment Expansion Premises in its current “AS-IS” “WHERE-IS” condition, and Landlord shall have no obligation to perform any work therein .
9.
Furniture. Landlord leases to Tenant, in an “as is” condition, all office furniture located in the Sixth Amendment Expansion Premises as of the Sixth Amendment Expansion Premises Commencement Date (the “Furniture”). Tenant shall take commercially reasonable care of the Furniture, keep the Furniture insured under its existing insurance policies, pay all personal property taxes on the Furniture (if any), and return the Furniture to Landlord at the expiration or earlier termination of the Term of the Lease in the same condition delivered to Tenant, normal wear and tear excepted. Tenant’s obligation to maintain the Furniture shall be limited to routine cleaning and minor repairs. Landlord will not charge additional rent for the Furniture.
10.
Parking.
(a)
Effective as of the Sixth Amendment Expansion Premises Commencement Date and continuing through October 31, 2027, the first paragraph of Exhibit E to the Second Amendment, as amended by Section 10 of the Third Amendment, as amended by Section 10 of the Fourth Amendment, is hereby deleted and replaced in its entirety with the following:

“Tenant shall be provided a total of eighty-nine (89) parking access cards for unreserved parking spaces (i.e., 2 parking spaces per 1,000 square feet of Rentable Area) of which twenty-nine (29) such parking spaces shall be allocated to the lower lot located on south side of Pleasant Street (the “Lower Lot”) and sixty (60) of such parking spaces shall be allocated to the upper lot located on the north side of Pleasant Street (the “Upper Lot” and with the Lower Lot, the “Parking Area”) subject to the terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.”

(b)
Effective as of November 1, 2027 and continuing through the remainder of the Term of the Lease for the Existing Premises, the first paragraph of Exhibit E to the Second Amendment, as amended by Section 10 of the Third Amendment, as amended by Section 10 of the Fourth Amendment, is hereby deleted and replaced in its entirety with the following:

“Tenant shall be provided a total of sixty eight (68) parking access cards for unreserved parking spaces (i.e., 2 parking spaces per 1,000 square feet of Rentable Area) of which twenty-seven (27) such parking spaces shall be allocated to the lower lot located on south side of Pleasant Street (the “Lower Lot”) and forty-one (41) of such parking spaces shall be allocated to the upper lot located on the north side of Pleasant Street (the “Upper Lot” and with the Lower Lot, the “Parking Area”) subject to the terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.”

11.
Option to Extend. Section 10.23 of the Original Lease, as modified by Section 7 of the Fifth Amendment, shall not apply with respect to the Sixth Amendment Expansion Premises. Tenant shall have no right or option to extend the Term of the Lease with respect to the Sixth Amendment Expansion Premises.
12.
Digital Rights. All “Digital Rights” (as defined below) arising from, in connection with or in any way otherwise related to the Premises, Building and/or Property shall be deemed the sole and exclusive property of Landlord and shall not be used in any manner by Tenant without Landlord’s express prior written consent, which may be withheld in its sole and absolute discretion. As used herein, “Digital Rights” means the right to copy, recreate, advertise, market, distribute, display, digitize, render, morph, duplicate, scan,

Exhibit 10.4

model, or otherwise use or depict the Premises, Building and/or Property in any and all forms of digital media, now known or hereafter created.
13.
Brokers. Tenant represents that Tenant has not dealt with any broker, agent or finder in connection with this Amendment other than Jones Lang LaSalle, Inc. (“Landlord’s Broker”) and Cushman & Wakefield (“Tenant’s Broker” and, together with Landlord’s Broker, the “Brokers”), whose commission shall be paid by Landlord pursuant to separate written agreement, and Tenant agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any broker, agent or finder other than the Brokers with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Amendment.
14.
Binding Effect. This Amendment shall not be binding until executed and delivered by both Landlord and Tenant.
15.
Electronic Signatures; Counterparts. This Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single Amendment. The parties hereto consent and agree that this Amendment may be signed and/or transmitted by e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign, AdobeSign, or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Amendment electronically, and (ii) the electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
16.
Estoppel. Tenant hereby represents, warrants and agrees that: to the best of Tenant's knowledge, (i) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with the giving of notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease; (ii) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant; and (iii) Tenant has no current offset or defense to its performance or obligations under the Lease. Tenant hereby waives and releases all demands, charges, claims, accounts or causes of action of any nature against Landlord or Landlord's employees or agents, including without limitation, both known and unknown demands, charges, claims, accounts, and causes of action that have previously arisen out of or in connection with the Lease.
17.
Exhibits. Each Exhibit attached hereto is made a part hereof for all purposes.
18.
No Representations. Landlord and Landlord's agents have made no representations or promises, express or implied, in connection with this Amendment, except as expressly set forth herein, and Tenant has not relied on any representations except as expressly set forth herein.
19.
OFAC. Tenant represents and warrants to Landlord that (1) Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National," "Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (2) Tenant is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses

Exhibit 10.4

(including reasonable attorney's fees and costs) arising or related to any breach of the foregoing representation and warranty.
20.
Miscellaneous. This Amendment sets forth the entire agreement with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As modified by this Amendment, the Lease is hereby ratified and confirmed, and shall remain in full force and effect. In the event of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall control. Headings used in this Amendment are for convenience only and shall not serve to limit, expand or otherwise alter the terms of this Amendment.
21.
Signage. Section 5.1(e) of the Original Lease is hereby deleted and replaced with the following: “Landlord, at Landlord’s sole cost and expense, shall provide Tenant with Building standard signage on the main Building directory and at the entrance to the Premises. Tenant’s entrance signage for the Premises shall reflect Tenant’s standard corporate graphics, including logo, color, and typeface, which design shall be subject to Landlord’s prior written approval (not be unreasonably withheld) and generally consistent with the Building’s aesthetic; however, any costs in excess of the Building standard signage provided by Landlord attributable to such Tenant-specific graphics shall be borne by Tenant. Further, any changes requested by Tenant to the initial directory or suite signage shall be made at Tenant’s sole cost and expense and shall be subject to Landlord’s approval. Landlord may install such other Building standard signs, advertisements, notices or tenant identification information on the Building directory, tenant access doors or other areas of the Building, as it shall deem necessary or proper. Tenant shall not place any exterior signs on the Premises or interior signs visible from the exterior of the Premises without the prior written consent of Landlord. If Tenant places a sign in violation of this Section, Landlord may immediately take action to remove such signage at Tenant's expense.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment to Lease as of the date first above written.

LANDLORD:

GRE RIVERWORKS, LLC,

a Delaware limited liability company

By: /s/ Jake Lewis

Name: Jake Lewis

Its: Vice President

TENANT:

EYEPOINT, INC.,

a Delaware corporation

By: /s/ Ron Honig

Name: Ron Honig

Its: Chief Legal Officer

EXHIBIT A

Sixth Amendment EXPANSION PREMISES

A-1